Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES — OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Hines Real Estate Investment Trust, Inc. (“the Company”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certifies that to his/her knowledge, on the date hereof:

(a)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2014 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 27, 2015	/s/ Sherri W. Schugart
Sherri W. Schugart
President and Chief Executive Officer

Date:	March 27, 2015	/s/ Ryan T. Sims
Ryan T. Sims
Chief Financial Officer and Secretary